As filed with the Securities and Exchange Commission on June 2, 2000

File No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

Dominion Resources, Inc.

(Exact name of registrant as specified in its charter)

VIRGINIA	54-1229715
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

120 TREDEGAR STREET, RICHMOND, VIRGINIA 23219
(Address of principal executive office, including zip code)

DOMINION RESOURCES, INC.
INCENTIVE COMPENSATION PLAN
(Full Title of the Plan)

Patricia A. Wilkerson, Vice President and Corporate Secretary
W. H. Riggs, Jr., Assistant Corporate Secretary
DOMINION RESOURCES, INC.
120 Tredegar Street, Richmond, Virginia 23219
(Name and address of agent for service)
(804) 819-2000
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE*
Title of Each Class of Securities To be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, without par value . . .	19,000,000 shares	$45.78125	$869,843,750	$229,638.75

__________

(*) Computed in accordance with Rule 457 under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee and based on the average of the high and low prices reported on the New York Stock Exchange composite tape by The Wall Street Journal for May 31, 2000.

Dominion Resources, Inc. is registering an additional 19,000,000 shares of common stock, without par value, relating to earlier filed employee benefit plan, the Dominion Resources, Inc. Incentive Compensation Plan (the Plan), which was filed and registered with the Securities and Exchange Commission (SEC) on April 22, 1997, File No. 333-25587, registering 3,000,000 shares of common stock under the Plan (filing fee paid $31,250) and registering 8,000,000 more shares of common stock relating to the same Plan, filed with the SEC on May 10, 1999, File No. 333-78173 (filing fee paid $91,323) which are hereby incorporated herein by reference.

.Exhibits

5	Opinion of James F. Stutts, Vice President and General Counsel of Dominion Resources, Inc. (filed herewith)

23	Consent of Deloitte & Touche (filed herewith)

99	Dominion Resources, Inc. Incentive Compensation Plan as restated effective April 28, 2000 (filed herewith)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on the 2nd day of June, 2000.

DOMINION RESOURCES, INC.

By /s/ Thos E. Capps

(Thos. E. Capps, Vice Chairman of the Board
of Directors, President and Chief Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated and on the 2nd day of June, 2000. The officers and directors whose signatures appear below hereby constitute Patricia A. Wilkerson or W. H. Riggs, Jr., either of whom may act, as their true and lawful attorneys-in fact, with full power to sign on their behalf individually and in each capacity stated below and file all amendments and post-effective amendments to the registration statement making such changes in the registration statement as the registrant deems appropriate, and generally to do all things in their name and in their capacities as officers and directors to enable the registrant to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.
Signature	Title
/s/ William S. Barrack, Jr. William S. Barrack, Jr.	Director
/s/ John B. Bernhardt John B. Bernhardt	Director
/s/ Thos E. Capps Thos. E. Capps	Vice Chairman of the Board of Directors, President and Chief Executive Officer
/s/ George A. Davidson, Jr George A. Davidson, Jr.	Chairman of the Board of Directors
/s/ Raymond E. Galvin Raymond E. Galvin	Director
/s/ John W. Harris John W. Harris	Director
/s/ Benjamin J. Lambert, III Benjamin J. Lambert, III	Director
/s/ Richard L. Leatherwood Richard L. Leatherwood	Director
/s/ Paul E. Lego Paul E. Lego	Director
/s/ Margaret A. McKenna Margaret A. McKenna	Director
/s/ Steven A. Minter Steven A. Minter	Director
/s/ K.A. Randall K.A. Randall	Director
Frank S. Royal	Director
/s/ S. Dallas Simmons S. Dallas Simmons	Director
/s/ Robert H. Spilman Robert H. Spilman	Director
/s/ David A. Wollard David A. Wollard	Director
/s/ Thomas N. Chewning Thomas N. Chewning	Executive Vice President (Chief Financial Officer)
/s/ J.L. Trueheart J. L. Trueheart	Group Vice President and Controller (Principal Accounting Officer)